Calculation of Filing Fee Tables
S-3
Quince Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.001 par value per share	457(a)	15,470,099	$ 18.05	$ 279,235,286.95	0.0001381	$ 38,562.39
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 279,235,286.95		$ 38,562.39
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 38,562.39
Offering Note
[1]	(1) Consists of an aggregate of up to 15,470,099 shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), consisting of (i) 162,971 shares of Common Stock, (ii) 3,489,281 shares of Common Stock issuable upon the conversion of 67,101.235 shares of the Registrants Series C Non-Voting Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock"), (iii) 7,498,447 shares of Common Stock issuable upon the conversion of 144,200.633 shares of the Registrant's Series C Preferred Stock, and (iv) 4,319,400 shares of Common Stock issuable upon exercise of the Financing Warrants (as defined in the registration statement of which this exhibit forms a part). Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales price of the Common Stock as reported on the Nasdaq Global Market on July 27, 2026, a date within five business days prior to the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date